UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 9, 2019

BUTLER NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Kansas
(State or Other Jurisdiction of Incorporation)

0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)
19920 W. 161st Street, Olathe, Kansas (Address of Principal Executive Offices)	66062 (Zip Code)

913-780-9595
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Butler National Corporation, the "company", announces the Kansas Lottery has entered into a Renewal Agreement for the Lottery Gaming Facility Management Contract for the Boot Hill Casino with subsidiaries Butler National Service Corporation and BHCMC, LLC that includes a 15-year extension following the term of the current Management Contract. The new contract benefits the State of Kansas, Southwest Kansas and Butler National. The Renewal Agreement provides for management services through December 14, 2039, among the other terms.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 Renewal of Lottery Gaming Facility Management Contract.

Exhibit 10.2 Third Amendment to Lottery Gaming Facility Management Contract

Exhibit 10.3 Written Consent for Renewal of Lottery Gaming Facility Management Contract

Exhibit 99    Press release announcing Butler National casino management contract 15-year renewal approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUTLER NATIONAL CORPORATION (Registrant)
December 9, 2019 Date	/s/ Clark D. Stewart Clark D. Stewart (President and Chief Executive Officer)
December 9, 2019 Date	/s/ Tad M. McMahon Tad M. McMahon (Chief Financial Officer)